Exhibit 99.2

UNAUDITED WESTERN REFINING LOGISTICS, LP
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2015 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND
THE YEARS ENDED DECEMBER 31, 2014, 2013 AND 2012

Set forth below are the unaudited pro forma condensed consolidated balance sheet of Western Refining Logistics, LP (the “Partnership”) as of September 30, 2015 and the unaudited pro forma condensed consolidated statements of operations of the Partnership for the nine months ended September 30, 2015 and the years ended December 31, 2014, 2013 and 2012. References to “we,” “our,” and “us” mean the Partnership and its consolidated subsidiaries, unless the context otherwise requires. References to “Western” mean Western Refining, Inc. and its consolidated subsidiaries other than us and our consolidated subsidiaries and our general partner. We have derived the pro forma condensed consolidated financial statements for the Partnership from the historical condensed consolidated financial statements of Western Refining Logistics, LP and the combined financial statements of Western’s TexNew Mex Pipeline and Related Assets (the “TexNew Mex Pipeline”) that are qualified in their entirety by reference to such historical financial statements and related notes contained therein.
The Partnership was formed on October 16, 2013 in connection with its initial public offering (the "Offering"). In conjunction with the Offering, Western contributed to us the majority of the logistics assets that we currently operate. Western retained certain assets, including the TexNew Mex Pipeline, that were related to the operations of our accounting predecessor for the contributed logistics assets. The Partnership's historical condensed consolidated statement of operations prior to the Offering includes the historical financial results of the TexNew Mex Pipeline.
On October 30, 2015, we acquired, from Western, certain assets and operations of the TexNew Mex Pipeline, including Western's remaining 375 mile segment of the TexNew Mex Pipeline that extends from the Partnership's crude oil station in Star Lake, New Mexico in the Four Corners area to our T station in Eddy County, New Mexico in exchange for $170 million, 421,031 common units representing limited partner interests in the Partnership and 80,000 units of a newly created class of limited partner interests in the Partnership, referred to as the “TexNew Mex Units." We funded the cash portion of the consideration through a combination of $145 million in direct borrowings under our Revolving Credit Facility and $25 million of cash on hand.
The unaudited pro forma condensed consolidated financial statements are presented to show how we might have looked if the TexNew Mex Pipeline and the borrowing under our Senior Secured Revolving Credit Agreement (the “Credit Agreement”) had taken place on September 30, 2015 in the case of the unaudited pro forma condensed consolidated balance sheet and as of January 1, 2012 in the case of the unaudited condensed consolidated statements of operations. We derived the following unaudited pro forma condensed consolidated financial statements by applying pro forma adjustments to the historical consolidated financial statements of the Partnership and the historical combined financial statements of the TexNew Mex Pipeline. The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes that our assumptions provide a reasonable basis for presenting the significant effects of the TexNew Mex Pipeline purchase and are factually supportable, directly attributable and are expected to have a continuing impact on the Partnership’s profit and loss and that the pro forma adjustments give appropriate effect to management’s assumptions and are properly applied in the unaudited pro forma consolidated financial statements. The notes to the unaudited pro forma condensed consolidated financial statements provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only. The unaudited pro forma condensed consolidated financial statements do not purport to represent what our results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated and they do not purport to project our results of operations or financial condition for any future period or as of any future date.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2015
(In thousands)

	Western Refining Logistics, LP	TexNew Mex Pipeline	Pro Forma Adjustments Related to this Transaction		Western Refining Logistics, LP Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$71,372	$—	145,000	(a)	$46,372
			(170,000)	(b)
Accounts receivable:
Affiliate	42,170	—			42,170
Third-party, net of a reserve for doubtful accounts of $195	61,351	—			61,351
Inventories	17,444	—			17,444
Prepaid expenses	8,854	11			8,865
Other current assets	5,242	—			5,242
Total current assets	206,433	11	(25,000)		181,444
Property, plant and equipment, net	191,104	128,134			319,238
Intangible assets, net	3,769	3,944			7,713
Other assets, net	10,727	—			10,727
Total assets	$412,033	$132,089	$(25,000)		$519,122
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable:
Affiliate	$102,737	$171			$102,908
Third-party	12,267	1,373			13,640
Accrued liabilities	25,087	40			25,127
Total current liabilities	140,091	1,584	—		141,675
Long-term liabilities:
Long-term debt, less current portion	300,000	—	145,000	(a)	445,000
Total long-term liabilities	300,000	—	145,000		445,000
Commitments and contingencies
Equity:
WNRL unitholders	(28,058)	—	(170,000)	(b)	(67,553)
			130,505	(c)
Division equity, net	—	130,505	(130,505)	(c)	—
Total equity	(28,058)	130,505	(170,000)		(67,553)
Total liabilities and equity	$412,033	$132,089	$(25,000)		$519,122

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015
(In thousands, except unit and per unit data)

	Western Refining Logistics, LP	TexNew Mex Pipeline	TexNew Mex Pipeline Pro Forma Adjustments		Western Refining Logistics, LP Pro Forma
Revenues:
Fee based:
Affiliate	$143,460	$7,594	$—		$151,054
Third-party	2,089	—	—		2,089
Sales based:
Affiliate	456,195	—	—		456,195
Third-party	1,414,632	—	—		1,414,632
Total revenues	2,016,376	7,594	—		2,023,970
Operating costs and expenses:
Cost of products sold:
Affiliate	449,087	—	—		449,087
Third-party	1,358,197	—	—		1,358,197
Operating and maintenance expenses	112,697	2,439	(341)	(e)	114,795
General and administrative expenses	17,744	84	—		17,828
Gain on disposal of assets, net	(257)	—	—		(257)
Depreciation and amortization	14,458	4,905	—		19,363
Total operating costs and expenses	1,951,926	7,428	(341)		1,959,013
Operating income	64,450	166	341		64,957
Other income (expense):
Interest expense and other financing costs	(16,416)	—	(3,534)	(d)	(19,950)
Other income, net	51	—	—		51
Income (loss) before income taxes	48,085	166	(3,193)		45,058
Provision for income taxes	(354)	—	(14)	(f)	(368)
Net income (loss)	$47,731	$166	$(3,207)		$44,690
Net income per limited partner unit:
Common - basic	$1.01				$0.94
Common - diluted	1.01				0.94
Subordinated - basic and diluted	1.01				0.94

Weighted average limited partner units outstanding:
Common - basic	24,006,245		421,031	(b)	24,427,276
Common - diluted	24,023,803		421,031	(b)	24,444,834
Subordinated - basic and diluted	22,811,000				22,811,000

Cash distributions declared per common unit	$1.0450				$1.0450

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(In thousands, except unit and per unit data)

	Western Refining Logistics, LP	TexNew Mex Pipeline	TexNew Mex Pipeline Pro Forma Adjustments		Western Refining Logistics, LP Pro Forma
Revenues:
Affiliate	$1,011,575	$—	$—		$1,011,575
Third-party	2,490,313	—	—		2,490,313
Total revenues	3,501,888	—	—		3,501,888
Operating costs and expenses:
Cost of products sold:
Affiliate	871,751	—	—		871,751
Third-party	2,373,168	—	—		2,373,168
Operating and maintenance expenses	142,398	1,874	(570)	(e)	143,702
Selling, general and administrative expenses	22,540	88	—		22,628
Loss on disposal of assets, net	157	—	—		157
Depreciation and amortization	17,372	2,815	—		20,187
Total operating costs and expenses	3,427,386	4,777	(570)		3,431,593
Operating income (loss)	74,502	(4,777)	570		70,295
Other income (expense):
Interest income	4	—	—		4
Interest expense and other financing costs	(2,374)	—	(4,713)	(d)	(7,087)
Other, net	120	10	—		130
Income (loss) before income taxes	72,252	(4,767)	(4,143)		63,342
Provision for income taxes	(459)	—	—		(459)
Net income (loss)	71,793	$(4,767)	$(4,143)		62,883
Less net income attributable to Predecessor	18,801				18,801
Net income attributable to partners	$52,992				$44,082

Net income per limited partner unit:
Common - basic	$1.16				$0.95
Common - diluted	1.15				0.95
Subordinated - basic and diluted	1.15				0.95

Weighted average limited partner units outstanding:
Common - basic	23,059,089		421,031	(b)	23,480,120
Common - diluted	23,107,160		421,031	(b)	23,528,191
Subordinated - basic and diluted	22,811,000				22,811,000

Cash distributions declared per common unit	$1.1632				$1.1632

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(In thousands, except unit and per unit data)

	Western Refining Logistics, LP	TexNew Mex Pipeline	TexNew Mex Pipeline Pro Forma Adjustments		Western Refining Logistics, LP Pro Forma
Revenues:
Affiliate	$882,533	$—	$—		$882,533
Third-party	2,524,595	—	—		2,524,595
Total revenues	3,407,128	—	—		3,407,128
Operating costs and expenses:
Cost of products sold:
Affiliate	853,447	—	—		853,447
Third-party	2,426,270	—	—		2,426,270
Operating and maintenance expenses	135,307	487	(110)	(e)	135,684
Selling, general and administrative expenses	17,661	11	—		17,672
Loss on disposal of assets, net	—	—	—		—
Depreciation and amortization	15,970	545	—		16,515
Total operating costs and expenses	3,448,655	1,043	(110)		3,449,588
Operating income (loss)	(41,527)	(1,043)	110		(42,460)
Other income (expense):
Interest income	7	—	—		7
Interest expense and other financing costs	(322)	—	(4,713)	(d)	(5,035)
Other, net	143	—	—		143
Income (loss) before income taxes	(41,699)	(1,043)	(4,603)		(47,345)
Provision for income taxes	(95)	—	—		(95)
Net income (loss)	(41,794)	$(1,043)	$(4,603)		(47,440)
Less net loss attributable to Predecessor	(50,322)				(50,322)
Net income attributable to partners	$8,528				$2,882

Net income per limited partner unit:
Common - basic	$0.19				$0.06
Common - diluted	0.19				0.06
Subordinated - basic and diluted	0.19				0.06

Weighted average limited partner units outstanding:
Common - basic	22,811,000		421,031	(b)	23,232,031
Common - diluted	22,813,365		421,031	(b)	23,234,396
Subordinated - basic and diluted	22,811,000				22,811,000

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(In thousands, except unit and per unit data)

	Western Refining Logistics, LP	TexNew Mex Pipeline	TexNew Mex Pipeline Pro Forma Adjustments		Western Refining Logistics, LP Pro Forma
Revenues:
Affiliate	$852,310	$—	$—		$852,310
Third-party	2,622,610	—	—		2,622,610
Total revenues	3,474,920	—	—		3,474,920
Operating costs and expenses:
Cost of products sold:
Affiliate	849,143	—	—		849,143
Third-party	2,529,944	—	—		2,529,944
Operating and maintenance expenses	115,374	—	—		115,374
Selling, general and administrative expenses	16,806	—	—		16,806
Gain on disposal of assets, net	(174)	—	—		(174)
Depreciation and amortization	14,315	—	—		14,315
Total operating costs and expenses	3,525,408	—	—		3,525,408
Operating income (loss)	(50,488)	—	—		(50,488)
Other income (expense):
Interest income	22	—	—		22
Interest expense and other financing costs	(40)	—	(4,713)	(d)	(4,753)
Other, net	292	—	—		292
Net income (loss)	$(50,214)	$—	$(4,713)		$(54,927)

Net income per limited partner unit:
Common - basic					$(1.18)
Common - diluted					(1.18)
Subordinated - basic and diluted					(1.20)

Weighted average limited partner units outstanding:
Common - basic					23,232,031
Common - diluted					23,234,396
Subordinated - basic and diluted					22,811,000

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

1. Basis of Presentation
The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations of our acquisition (the “Transaction”) from Western of the TexNew Mex Pipeline and Related Assets, including Western's remaining 375 mile segment of the TexNew Mex Pipeline that extends from the Partnership's crude oil station in Star Lake, New Mexico in the Four Corners area to our T station in Eddy County, New Mexico in exchange for $170 million, 421,031 common units representing limited partner interests in the Partnership and 80,000 units of a newly created class of limited partner interests in the Partnership, referred to as the “TexNew Mex Units."
The unaudited pro forma condensed consolidated financial statements as of and for the nine months ended September 30, 2015 have been prepared based on certain pro forma adjustments to our unaudited consolidated financial statements. The pro forma adjustments have been prepared as if the Transaction had taken place as of September 30, 2015, in the case of the unaudited pro forma condensed consolidated balance sheet, and as of January 1, 2012 in the case of the unaudited pro forma condensed consolidated statements of operations. The condensed consolidated financial statements include financial data at historical cost as the sale of assets is considered to be a transaction between entities under common control. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements of the Partnership and the historical combined financial statements of the TexNew Mex Pipeline and related notes thereto. Pro forma adjustments are discussed below under Note 2, Pro Forma Adjustments and Assumptions.
The Partnership commenced operations on October 16, 2013 in connection with its initial public offering (the "Offering"). In conjunction with the Offering, Western contributed to us the majority of the logistics assets that we currently operate. Western retained certain assets, including the TexNew Mex Pipeline, that were related to the operations of our accounting predecessor for the contributed logistics assets. The Partnership's historical condensed consolidated statement of operations prior to the Offering includes the historical financial results of the TexNew Mex Pipeline.
The pro forma adjustments are based upon currently available information and certain estimates and assumptions; actual results may differ from the pro forma adjustments. Management believes that our assumptions provide a reasonable basis for presenting the significant effects of the Transaction, are factually supportable, directly attributable, are expected to have a continuing impact on profit and loss and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if we had assumed the operations of the TexNew Mex Pipeline during the periods presented.
2. Pro Forma Adjustments and Assumptions
The pro forma adjustments are based upon currently available information and certain estimates and assumptions. Actual results may differ from the pro forma adjustments.
We had new borrowings under the Credit Agreement to fund a portion of the cash consideration paid to Western in conjunction with the Transaction. The pro forma adjustments in items (a) and (d) relate to the new debt, corresponding interest expense and fees on borrowings under the Credit Agreement.
Adjustments to cash and cash equivalents include items (a) and (b) resulting in a net decrease in pro forma cash and cash equivalents of $25.0 million. Our pro forma adjustments and assumptions are as follows:

a.
Reflects borrowings of $145.0 million under our Revolving Credit Facility to fund a portion of the cash consideration paid to Western in conjunction with the TexNew Mex Pipeline acquisition. The borrowings under our Revolving Credit Facility are estimated to have an annual interest rate of 3.25%. The Revolving Credit Facility matures on October 16, 2018.

b.
Reflects the payment of $170.0 million in cash, the issuance of 421,031 common units and the issuance of 80,000 TexNew Mex Units in connection with the the TexNew Mex Pipeline acquisition. We determined the amount of common units issued based on a ten-day volume weighted average price per unit, resulting in 421,031 common units delivered to Western. Upon issuance of the 421,031 common units to Western, Western owned a limited partner interest of approximately 66.4% and the public owned a limited partner interest of approximately 33.6%.

c.	Reflects the transfer of the Business's equity to the Partnership.

d.
Reflects cash interest expense related to borrowings of $145.0 million under the Revolving Credit Facility. Pro forma interest expense was $3.5 million for the nine months ended September 30, 2015 and $4.7 million for the years ended December 31, 2014, 2013 and 2012. The pro forma adjustment for interest expense on borrowings under the Revolving Credit Facility assumes an estimated annual interest rate of 3.25%.

e.
Reflects the elimination of fees paid to Western for use of rights-of-way. The TexNew Mex Pipeline owns certain right-of-way assets that apply to the TexNew Mex Pipeline and also to other logistics assets that WNRL owns. Historically, Western recorded amortization expenses for these assets and we recorded direct operating expenses representing our portion of the amortization. The Transaction transfers the full amortization into WNRL and, therefore, this adjustment eliminates the WNRL fees because the full amortization expense is reported in the TexNew Mex Pipeline.

f.	Reflects the change to the provision for income taxes resulting from the Texas margin tax for net changes in pro forma costs.
3. Pro Forma Net Income Per Limited Partner Unit
Our net income or loss is allocated to the general partner and the limited partners in accordance with their respective ownership percentages, after allocating Available Cash generated during the period in accordance with our partnership agreement.
The Partnership computes net income per unit using the two-class method. Net income available to common and subordinated unitholders for purposes of the basic income per unit computation is allocated between the common and subordinated unitholders by applying the provisions of the partnership agreement as if all net income for the period had been distributed as cash. Under the two-class method, any excess of distributions declared over net income will be allocated to the partners based on their respective sharing of income specified in the Partnership agreement. For purposes of the pro forma calculation, we have assumed that distributions were declared for each common and subordinated unit equal to the distributions declared during the period. The common units include the issuance of 421,031 common units to Western in connection with the the Transaction.
Pursuant to the partnership agreement, the general partner is entitled to receive certain incentive distributions that, when applying the provisions of the partnership agreement as if all net income for the period had been distributed as cash, will result in less net income allocable to common and subordinated unitholders provided that the net income exceeds certain targets. The incentive distribution rights are a separate equity interest and represent participating securities. For purposes of the pro forma calculation, we have assumed that the incentive distribution rights were equal to the distributions declared during the period.
In connection with the Transaction, the General Partner adopted certain amendments to the First Amended and Restated Agreement of Limited Partnership of the Partnership by adopting the Second Amended and Restated Agreement of Limited Partnership (the “Second A&R Partnership Agreement”). The amendments contained in the Second A&R Partnership Agreement created the TexNew Mex Units and the Second A&R Partnership Agreement provides for the creation of the “TexNew Mex Shared Segment” that will reflect the financial and operating results of the TexNew Mex Pipeline. The holder of TexNew Mex Units is entitled to receive a distribution equal to 80% of the excess of TexNew Mex Shared Segment Distributable Cash Flow over the TexNew Mex Base Amount (as such terms are defined in the Second A&R Partnership Agreement). The TexNew Mex Unit distributions are cumulative and preferential to all other unit holder distributions. For purposes of the pro forma calculation, we have assumed that there were no distributions to holders of the TexNew Mex Units as there was no excess TexNew Mex Segment Distributable Cash Flows in any of the periods presented.
Pro forma basic net income per unit is determined by dividing the pro forma net income available to common and subordinated unitholders of the Partnership by the number of common and subordinated units outstanding at the closing of the Transaction.
4. Commercial Agreements with Western
In connection with the Transaction, on October 30, 2015, the Partnership entered into Amendment No. 1 to the Pipeline and Gathering Services Agreement, dated as of October 16, 2013 (the “Amendment to the Pipeline Agreement”). Among other things, the Amendment to the Pipeline Agreement amends the scope of the existing agreement to include the provision of storage services and a minimum volume commitment of 80,000 barrels of storage in the Star Lake storage tank. In this Amendment to the Pipeline Agreement, Western also agreed to provide a minimum volume commitment of 13,000 barrels per day ("bpd") of crude oil on the TexNew Mex Pipeline for 10 years from the date of the Amendment to the Pipeline Agreement.
With respect to the provision of the TexNew Mex Pipeline transportation services, which will be provided pursuant to the terms of a FERC tariff, the Partnership will invoice Western for fees owed on a monthly basis. If the actual invoice amount is less than the minimum fee due for such month based on the volume commitments described above, the Partnership will invoice that amount to Western as a “shortfall.” The amount of any shortfall payment paid by Western for TexNew Mex Pipeline transportation services will be credited against any amounts owed by Western for the transportation of volumes in excess of the volumes underlying the minimum monthly fee for TexNew Mex Pipeline transportation services during any of the succeeding twelve months. Following such twelve-month period, any remaining portion of that shortfall credit will expire.

The Second A&R Partnership Agreement sets forth the rights, preferences and obligations of the TexNew Mex Units. The TexNew Mex Units are generally entitled to participate in 80% of the economics attributable to the TexNew Mex Shared Segment resulting from crude oil throughput on the TexNew Mex Pipeline above the 13,000 barrels per day contemplated by the commitment in the Amendment to Pipeline Agreement. To the extent there is sufficient available cash from operating surplus under the Second A&R Partnership Agreement, the holder of the TexNew Mex Units will be entitled to receive a distribution equal to 80% of the excess of TexNew Mex Shared Segment Distributable Cash Flow over the TexNew Mex Base Amount. The TexNew Mex Unit distributions are cumulative and preferential to all other unit holder distributions.
Holders of TexNew Mex Units will generally not have voting rights, except for limited voting rights related to amendments to the rights of the TexNew Mex Units, the issuance of partnership securities senior to the TexNew Mex Units or additional TexNew Mex Units, the sale of the TexNew Mex Pipeline, and the reservation by the Partnership of any distribution amounts to which the holders of TexNew Mex Units would otherwise be entitled.
The TexNew Mex Units are perpetual and have no rights of redemption or of conversion. No holder of any TexNew Mex Unit may transfer any or all of the TexNew Mex Units held by such holder without the prior written approval of the General Partner, unless the transfer either is to an affiliate of the holder or is to any person who is, or will be substantially concurrently with the completion of the transfer, an affiliate of the General Partner.